Exhibit 99.1

Press Release

OSS Reports Q1 2021 Results; Improves Adjusted EBITDA by $2 Million on Expanded Gross Margins

ESCONDIDO, Calif., May 13, 2021 – One Stop Systems, Inc. (Nasdaq: OSS), a leader in AI Transportable™ solutions on the edge, reported results for the first quarter ended March 31, 2021. All quarterly comparisons are to the same year-ago period. The company will hold a conference call at 5:00 p.m. Eastern time today to discuss the results (see dial-in information below.)

Financial Highlights

•	Revenue totaled $13.3 million, matching previous record.

•	Gross margin was 33.3%, up 790 basis points.

•	Operating expenses decreased 15.3% to $4.2 million.

•	GAAP net income totaled $41,000 or $0.00 per share, up $1.1 million.

•	Non-GAAP net income was $643,000, up $1.4 million (see definition of this and other non-GAAP measures and reconciliation to GAAP, below).

•	Adjusted EBITDA was $1.1 million, up $2.0 million.

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Cash and cash equivalents totaled $19.6 million at March 31, 2021, up from $6.3 million at December 31, 2020. During the quarter, raised net proceeds of approximately $9.2 million with a registered direct offering.

Operational Highlights

•	New program wins continued at a strong pace with three new $1 million-plus programs, including two representing new customers.

•	Secured first production orders for a ruggedized-edge, transportable system from a self-driving truck technology company that utilizes level 4 driving automation.

•	Received fourth program win with a major military prime contractor which involves building an AI system consisting of a cluster of three OSS custom GPU-accelerated rugged servers.

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Introduced ExpressBox 4400 (EB4400) which was designed to support challenging AI Transportable applications such as autonomous trucks. It can expand a host processor system with up to four of the latest PCI Express Gen 4 datacenter-class GPUs.

Financial Summary

Revenue in the first quarter of 2021 totaled $13.3 million as compared to the record Q1 of $13.4 million in the same year-ago quarter. Although the higher margin OSS core business improved, it was offset by a modest decrease in Bressner revenue.

Gross profit was $4.4 million or 33.3% of revenue, up from $3.4 million or 25.4% of revenue in Q1 2020. The significant improvement in quarterly margin was attributed to a higher mix of government business of $2 million, with this revenue primarily generated by three of the company’s 2020 design wins, including Datacenter in the Sky, Data Storage Units and 4U Pro.

Operating expenses decreased 15.3% to $4.2 million compared to $4.9 million in the same year-ago quarter. Operating expenses as a percentage of revenue decreased to 31.2% in the first quarter of 2021 versus 36.7% in the year-ago quarter. These improvements were primarily due to the cost reduction initiative that the company implemented in April 2020, including streamlining and reorganizing the company, and implementing new cost containment programs.

Net income on a GAAP basis totaled $41,000 or $0.00 per basic and diluted share compared to a net loss of $1.1 million or $(0.07) per basic and diluted share in the year-ago period.

Non-GAAP net income totaled $643,000 or $0.03 per diluted share, as compared to a non-GAAP net loss of $714,000 or $(0.04) per basic and diluted share in the same year-ago period.

Adjusted EBITDA, a non-GAAP term, totaled $1.1 million as compared to negative $1.0 million in the same year-ago period.

Cash and cash equivalents totaled $19.6 million as of March 31, 2021, as compared to $6.3 million at December 31, 2021. During the first quarter, the company raised net proceeds of approximately $9.2 million from a registered direct offering and improvements in working capital. As of May 2021, the company received notification that the PPP loan of $1.5 million was forgiven. The company believes its cash position and other available funds provides sufficient liquidity to meet its cash requirements for working capital and paying down debt, while also supporting the company’s growth and strategic initiatives.

Management Commentary

“We drove a $2 million improvement in adjusted EBITDA over the first quarter of 2020 on similar revenues,” stated OSS president and CEO, David Raun. “This result was a combination of increased gross margin of 7.9 percentage points and decreased expenses of $749,000, which generated positive adjusted EBITDA of $1.1 million—a record for an OSS first quarter. We also produced first quarter GAAP net income as another first for the company.

“We also exceeded our top-line revenue expectations for the first quarter by more than $300,000, nearly matching last year’s first quarter, which was a record first quarter for OSS unhindered by the pandemic. This was a direct result of continued improvement with some of our largest customers as well as progress on the diversification front.

“This strong performance was the direct result of the transformative steps we took last year that laid a new foundation for better bottom-line execution and growth. These steps included new senior leadership and corporate reorganization, reduced spending, focus on margins and an enhanced value proposition, while also adding three new independent board members.

“The results also reflect how we have been executing on a new long-term strategic vision and product road map. This multi-year plan is designed to strengthen our market position and value proposition in a fast-growing segment of the edge computing market that we call AI Transportables™.

“AI Transportables are mobile, high-performance computing systems delivering the latest in high-performance data acquisition, storage and accelerated computing for AI applications, particularly where actionable intelligence is required at that very edge. These tend to be applications that are in challenging or harsh environments, which play to our strengths.

“Our AI Transportable solutions are currently the fastest-growing, highest margin segment of our business. It contributed over one fourth of total revenue in Q1. A perfect example is our recent win of a long-haul trucking program for our new AI Transportables EB4400 solution. This marked our second significant program win for autonomous vehicles and it is an excellent example of additional products we are developing to address this quickly expanding market.

“For additional information on our AI Transportable strategy and market position, please visit our Investors section of our web site for a video presentation we posted today.

“Looking ahead, we continue to have our sights on higher margin strategic sales, the further diversification of our customer base, and our new AI Transportables market initiatives. We expect this focus to drive revenue growth and industry expansion opportunities for OSS throughout the rest of the year and beyond.

“To support this focus, we will continue to use our expertise and industry-leading capabilities to bring the performance of the datacenter to the very edge without compromise. We are now well positioned to aggressively capitalize on this growing market and further carve out a leadership position in AI Transportables. I look forward to updating you with our progress in this exciting, fast-growing space that leverages our greatest strengths.

“Now that we’re about halfway through the second quarter, we can provide a revenue expectation of about $14.4 million for the quarter. This represents more than 24% growth over the second quarter of last year. We also expect the fundamental improvements we’ve made throughout the organization to also continue to drive positive bottom-line results and generate greater shareholder value. Assuming continuing societal health and industry restoration, we see our progress gaining momentum on all fronts, including revenue growth.”

Outlook

For the second quarter of 2021, OSS expects revenue of approximately $14.4 million which would be an increase of 8.3% sequentially and 24% versus the same year-ago quarter.

Conference Call

OSS management will hold a conference call to discuss its first quarter 2021 results later today, followed by a question-and-answer period.

Date: Thursday, May 13, 2021

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-800-437-2398

International dial-in number: 1-786-204-3966

Conference ID: 9721579

The conference call will be webcast live and available for replay here as well as via a link in the Investors section of the company’s website at ir.onestopsystems.com. OSS regularly uses its website to disclose material and non-material information to investors, customers, employees and others interested in the company.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day through May 27, 2021.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 9721579

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures innovative AI Transportable edge computing modules and systems, including ruggedized servers, compute accelerators, expansion systems, flash storage arrays and Ion Accelerator™ SAN, NAS and data recording software for AI workflows. These products are used for AI data set capture, training, and large-scale inference in the defense, oil and gas, mining, autonomous vehicles and rugged entertainment applications.

OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe storage to build award-winning systems, including many industry firsts, for industrial OEMs and government customers. The company enables AI on the Fly® by bringing AI datacenter performance to ‘the edge’, especially on mobile platforms, and by addressing the entire AI workflow, from high-speed data acquisition to deep learning, training and inference. OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com.

Non-GAAP Financial Measures

Management believes that the use of adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, is helpful for an investor to assess the performance of the Company. The Company defines adjusted EBITDA as income (loss) before interest, taxes, depreciation, amortization, acquisition expenses, impairment of long-lived assets, financing costs, fair value adjustments from purchase accounting, stock-based compensation expense and expenses related to discontinued operations.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in the company’s industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. The Company’s adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. Management does not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Adjusted EBITDA	For the Three Months Ended March 31,
	2021	2020
Net income (loss) attributable to common stockholders	$41,198	$(1,096,032)
Depreciation and amortization	380,778	395,825
Amortization of deferred gain	—	(41,479)
Stock-based compensation expense	438,394	207,761
Interest income	(5,300)	(24,637)
Interest expense	149,982	68,784
Provision (benefit) for income taxes	60,522	(467,298)

Adjusted EBITDA	$1,065,574	$(957,076)

Adjusted EPS excludes the impact of certain items and therefore has not been calculated in accordance with GAAP. Management believes that exclusion of certain selected items assists in providing a more complete understanding of the company’s underlying results and trends and allows for comparability with its peer company index and industry. Management uses this measure along with the corresponding GAAP financial measures to manage the company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines Non-GAAP (loss) income as (loss) or income before amortization, stock-based compensation, expenses related to discontinued operations, impairment of long-lived assets and non-recurring acquisition costs. Adjusted EPS expresses adjusted (loss) income on a per share basis using weighted average diluted shares outstanding.

Adjusted EPS is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. Management expects to continue to incur expenses similar to the adjusted income from continuing operations and adjusted EPS financial adjustments described above, and investors should not infer from the company’s presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

The following table reconciles net loss attributable to common stockholders and diluted earnings per share:

Adjusted Earnings Per Share	For the Three Months Ended March 31,
	2021	2020
Net income (loss) attributable to common stockholders	$41,198	$(1,096,032)
Amortization of intangibles	163,900	174,525
Stock-based compensation expense	438,394	207,761

Non-GAAP net income attributable to common stockholders	$643,492	$(713,746)

Non-GAAP net income per share attributable to common stockholders:
Basic	$0.04	$(0.04)

Diluted	$0.03	$(0.04)

Weighted average common shares outstanding:
Basic	17,348,164	16,332,898

Diluted	18,642,061	16,332,898

Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems or its partners that any of our plans or expectations will be achieved, including but not limited to, to our management’s expectations for revenue growth generated by new products and design wins. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contact:

Katie Rivera One Stop Systems, Inc. Tel (760) 745-9883

Email contact

Investor Relations:

Ronald Both or Justin Lumley

CMA

Tel (949) 432-7557

Email contact

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED BALANCE SHEETS

	Unaudited March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$19,614,315	$6,316,921
Accounts receivable, net	5,733,675	7,458,383
Inventories, net	9,548,960	9,647,504
Prepaid expenses and other current assets	889,043	655,708

Total current assets	35,785,993	24,078,516
Property and equipment, net	3,368,959	3,487,178
Deposits and other	45,136	81,709
Deferred tax assets, net	3,638,073	3,698,593
Goodwill	7,120,510	7,120,510
Intangible assets, net	498,357	662,257

	$50,457,028	$39,128,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,735,695	$976,420
Accrued expenses and other liabilities	3,585,102	3,481,444
Current portion of notes payable, net of debt discount of $292 and $2,047, respectively	1,190,065	1,365,204
Current portion of related-party notes payable, net of debt discount of $962 and $6,726, respectively	50,685	199,943
Current portion of senior secured convertible note, net of debt discounts of $165,731 and $256,242, respectively	2,288,814	1,789,212

Total current liabilities	9,850,361	7,812,223
Senior secured convertible note, net of current portion and debt discounts of $0 and $14,107	136,364	531,347
Paycheck protection program note payable	1,499,360	1,499,360

Total liabilities	11,486,085	9,842,930

Commitments and contingencies
Stockholders’ equity
Common stock, $.0001 par value; 50,000,000 shares authorized; 18,502,902 and 16,684,424 shares issued and outstanding, respectively	1,850	1,668
Additional paid-in capital	40,652,472	30,758,354
Accumulated other comprehensive income	37,159	287,547
Accumulated deficit	(1,720,538)	(1,761,736)

Total stockholders’ equity	38,970,943	29,285,833

	$50,457,028	$39,128,763

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2021	2020
Revenue	$13,315,752	$13,359,637
Cost of revenue	8,882,968	9,963,950

Gross profit	4,432,784	3,395,687

Operating expenses:
General and administrative	2,157,619	2,514,065
Marketing and selling	1,167,901	1,189,351
Research and development	832,233	1,203,425

Total operating expenses	4,157,753	4,906,841

Income (loss) from operations	275,031	(1,511,154)

Other income (expense), net:
Interest income	5,300	24,637
Interest expense	(149,982)	(68,784)
Other income (expense), net	(28,629)	(8,029)

Total other income (expense), net	(173,311)	(52,176)

Income (loss) before income taxes	101,720	(1,563,330)
Provision (benefit) for income taxes	60,522	(467,298)

Net income (loss)	$41,198	$(1,096,032)

Net income (loss) per share:
Basic	$0.00	$(0.07)

Diluted	$0.00	$(0.07)

Weighted average common shares outstanding:
Basic	17,348,164	16,332,898

Diluted	18,642,061	16,332,898